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                                  Exhibit  21.1
                              List of Subsidiaries


All Star Gas Inc. of Arizona
All Star Gas Inc. of Arkansas
All Star Gas Inc. of Colorado
All Star Gas Inc. of Jacksonville
Empire Underground Storage, Inc.
All Star Gas Inc. of Missouri
Utility Collection Corporation
All Star Gas Field Services Corp
All Star Gas Inc. of South Carolina
All Star Gas Inc. of Wyoming
Empire Gas Corporation
All Star Development Corporation
All Star Transports, Inc. - Missouri
Red Top Gas Inc.
All Star Gas Inc. of California
All Star Gas Inc. of Idaho
All Star Gas Inc. of Arma
All Star Gas Inc. of Louisiana
All Star Gas Inc. of Michigan
All Star Airlines Inc
All Star Gas Inc. of North Carolina
All Star Gas Inc. of Ohio
All Star Gas Inc. of Oklahoma
All Star Gas Inc. of Oregon
All Star Gas Inc. of Texas
All Star Gas Inc. of Washington
All Star Gas Inc. of Indiana
All Star Gas Inc. of Nevada
All Star Energy Services Inc.
All Star Transports Inc. - Oregon